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                                                                    EXHIBIT 4.3

                            CERTIFICATE OF TRUST

                                       OF

                          INTERWEST CAPITAL TRUST I

       This Certificate of Trust of InterWest Capital Trust I (the "Trust"), is being duly executed and filed by the undersigned trustee to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)(the "Act").

       (a) NAME. The name of the business trust formed hereby is InterWest Capital Trust I.

       (b) DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                      WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as Trustee

                                      By:  /s/ Patricia A. Evans
                                         --------------------------------------
                                         Name: Patricia A. Evans
                                         Title: Financial Services Officer